Exhibit 99.1

PRELIMINARY PROXY CARD

BITE ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
APRIL           , 2024

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated April    , 2024, in connection with the special meeting of stockholders (the “Special Meeting”) to be held on April    , 2024 at      a.m., local time, at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102 and hereby appoints Alberto Ardura González and Jose Luis Guerrero Cortes, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Bite Acquisition Corp. (“Bite”) registered in the name provided, which the undersigned is entitled to vote at the special meeting of stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on April      , 2024 : This notice of meeting and the accompany proxy statement are available at https://      .

	FOR	AGAINST	ABSTAIN
Proposal 1 — The Business Combination Proposal
To consider and vote on a proposal to approve and adopt the Business Combination Agreement, dated as of April 29, 2023 (as amended on March 12, 2024 and as may be further amended and/or amended and restated, the “Business Combination Agreement”), by and among Bite, Above Food Ingredients Inc. (“New Above Food”), Above Merger Sub, Inc. and Above Food Corp. (“Above Food”), and the business combination contemplated thereby (the “Business Combination”).	☐	☐	☐
	FOR	AGAINST	ABSTAIN
Proposal 2 — The Advisory Governance Proposal
To consider and vote, on a non-binding, advisory basis, on certain material differences between the bylaws of Above Food in effect immediately prior to the consummation of the Business Combination and the bylaws of New Above Food, the form of which is attached to the accompanying proxy statement/prospectus as Annex C (the “New Above Food Bylaws”), and specifically with respect to certain provisions related to advance notice procedural requirements contained in the New Above Food Bylaws that the holders of New Above Food Common Shares must comply with in order to propose nominations of candidates to be elected as directors to the New Above Food Board or any other proper business to be considered by shareholders at an annual general meeting.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 3 — The Adjournment Proposal
To consider and vote on a proposal to adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting of stockholders, there are not sufficient votes to approve one or more proposals presented to stockholders for vote or if public stockholders have elected to redeem an amount of public shares such that the available cash condition to the closing of the Business Combination would not be satisfied.	☐	☐	☐

Dated: _________________________ 2024

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.